Filed Pursuant to Rule 424(b)(5)

Registration No. 333-203679

PROSPECTUS SUPPLEMENT

(To the Prospectus dated June 3, 2015)

CHANTICLEER HOLDINGS, INC.

403,214 Shares of Common Stock

We are offering 403,214 shares of our common stock at a price of $3.30 per share to institutional and accredited investors.

Shares of our common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “BURG”. On May 7, 2018, the closing sales price for our common stock was $3.37 per share.

Investing in our securities involves risks. See “Risk Factors” on page S-4 of this prospectus supplement as well as the risk factors and other information in any documents we incorporate by reference into this prospectus supplement to read about important factors you should consider before investing.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and an accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total
Offering price	$3.50		1,411,249
Placement agent fees	$0.245	(1)	36,692
Proceeds to us before expenses	$3.255	(1)	1,374,557

(1)	The placement agent will receive seven percent (7%) of the gross proceeds of the offering on 150,071 shares.

OAK RIDGE FINANCIAL SERVICES GROUP INC.

The date of this prospectus supplement is May 8, 2018

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

2

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

On April 27, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-203679) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended June 3, 2015, was declared effective on June 9, 2015. Under this shelf registration process, we may, from time to time, sell up to $15,000,000 in the aggregate of common stock, warrants, units and/ or rights to purchase any of such securities, either individually or in units.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation

Unless the context otherwise requires, “Chanticleer”, “Company”, “we”, “us” and “our” refer to Chanticleer Holdings, Inc. and its consolidated subsidiaries.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

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WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018 and amended April 30, 2018;

●	our Current Reports on Form 8-K dated April 26, 2018;

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of our 2016 fiscal year;

●	the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-178307) filed with the SEC on December 2, 2011, and subsequently amended on December 8, 2011, February 3, 2012, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and June 19, 2012.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

Our Internet address is www.chanticleerholdings.com and the URL where incorporated reports and other reports may be accessed is http://ir.stockpr.com/chanticleerholdings/all-sec-filings.

The reports incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the reports and documents that are incorporated by reference, including exhibits to such reports and documents, in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Chanticleer Holdings, Inc.

Investor Relations

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(704) 366-5122

Ja@chanticleerholdings.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would”, “approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as any cautionary language in this prospectus supplement and the accompanying prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	The quality of Company and franchise store operations and changes in sales volume
●	Our ability to operate our business and generate profits. We have not been profitable to date;
●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;
●	Inherent risks associated with acquiring and starting new restaurant concepts and store locations;
●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;
●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;
●	Our rights to operate and franchise the Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;
●	Our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans effectively;
●	Actions of our franchise partners or operating partners which could harm our business;
●	Failure to protect our intellectual property rights, including the brand image of our restaurants;
●	Changes in customer preferences and perceptions;
●	Increases in costs, including food, rent, labor and energy prices;
●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;
●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
●	Our food service business and the restaurant industry are subject to extensive government regulation;

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●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
●	Inherent risk in foreign operations and currency fluctuations;
●	Unusual expenses associated with our expansion into international markets;
●	The risks associated with leasing space subject to long-term non-cancelable leases;
●	We may not attain our target development goals and aggressive development could cannibalize existing sales;
●	Current conditions in the global financial markets and the distressed economy;
●	A decline in market share or failure to achieve growth;
●	Negative publicity about the ingredients we use, or the potential occurrence of food-borne illnesses or other problems at our restaurants;
●	Breaches of security of confidential consumer information related to our electronic processing of credit and debit card transactions;
●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
●	Our debt financing agreements expose us to interest rate risks, contain obligations that may limit the flexibility of our operations, and may limit our ability to raise additional capital;
●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and
●	Adverse effects on our operations resulting from certain geo-political or other events.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section set forth in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 together with all of the other information appearing in this prospectus supplement, in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus in light of your particular investment objectives and financial circumstances.

PROSPECTUS SUPPLEMENT SUMMARY

Our Business

Chanticleer Holdings, Inc. (“Chanticleer” or the “Company”) is in the business of owning, operating and franchising fast casual dining concepts domestically and internationally. The Company was organized October 21, 1999, under its original name, Tulvine Systems, Inc., under the laws of the State of Delaware. On April 25, 2005, Tulvine Systems, Inc. formed a wholly-owned subsidiary, Chanticleer Holdings, Inc., and on May 2, 2005, Tulvine Systems, Inc. merged with, and changed its name to, Chanticleer Holdings, Inc.

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Restaurant Brands

Better Burgers Fast Casual

We operate and franchise a system-wide total of 41 fast casual restaurants specializing the “Better Burger” category of which 28 are company-owned and 13 are owned and operated by franchisees under franchise agreements.

American Burger Company (“ABC”) is a fast casual dining chain consisting of eight locations in North Carolina, South Carolina and New York, known for its diverse menu featuring fresh salads, customized burgers, milk shakes, sandwiches, and beer and wine.

BGR: The Burger Joint (“BGR”) was acquired in March 2015 and consists of eight company-owned locations in the United States and 13 franchisee-operated locations in the United States and the Middle East (2 of the franchisee-operated locations were purchased by the Company in 2018 and became company-owned locations).

Little Big Burger (“LBB”) was acquired in September 2015 and consists of 11 company-owned locations in the Portland, Oregon and Charlotte, North Carolina areas. Four of those locations are operated under partnership agreements with investors where we control the management and operations of the stores and the partner supplies a portion of the capital to open the store in exchange for a noncontrolling interest.

We plan to accelerate expansion of our Better Burger business through a combination of company-owned stores, franchising and partnerships primarily in the United States. Within the Burger group, we plan to focus the majority of our resources on growing Little Big Burger, where we are realizing industry-leading margins and returns on capital from our current store locations. We are also considering opportunities to expand the Better Burger business internationally, primarily focusing on those regions where we operate Hooters restaurants to leverage our local infrastructure and management teams across multiple brands. For our BGR brand, we intend to open new stores in 2018, albeit at a slower pace than for our Little Big Burger brand.

Just Fresh Fast Casual

We operate Just Fresh, our healthier eating fast casual concept with six company-owned locations in Charlotte, North Carolina. Just Fresh offers fresh-squeezed juices, gourmet coffee, fresh-baked goods and premium-quality, made-to-order sandwiches, salads and soups. We currently hold a 56% controlling interest in Just Fresh.

Our plans for Just Fresh include maximizing cash flow from our current locations while we evaluate the optimal growth strategy for the brand. As we have allocated the majority of our current internal and financial resources on growing Little Big Burger, we do not anticipate opening new Just Fresh locations in the near term. However, we believe the Just Fresh tradename and operating model provides significant untapped potential for future growth as a company or franchise model and intend to formalize the longer-term growth strategy for this brand over the coming year.

Hooters Full Service

Hooters restaurants are casual, beach-themed establishments featuring music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads, and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls.

We own and operate eight Hooters full-service restaurants in the United States, South Africa and the United Kingdom. Chanticleer started initially as an investor in Hooters of America and, subsequently evolved into a franchisee operator. We continue to hold a minority investment stake in Hooters of America and operate Hooters restaurants in our regions. However, we do not currently intend to invest in growing the Hooters segment and instead plan to utilize the cash flows from this segment to support growth in our other fast casual brands.

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Better Burgers Fast Casual

We operate and franchise a system-wide total of 39 fast casual restaurants specializing the “Better Burger” category of which 27 are company-owned and 12 are owned and operated by franchisees under franchise agreements.

American Burger Company (“ABC”) is a fast-casual dining chain consisting of 9 locations in North Carolina, South Carolina and New York, known for its diverse menu featuring fresh salads, customized burgers, milk shakes, sandwiches, and beer and wine.

BGR: The Burger Joint (“BGR”) was acquired in March 2015 and consists of 10 company-owned locations in the United States and 12 franchisee-operated locations in the United States and the Middle East.

Little Big Burger (“LBB”) was acquired in September 2015 and consists of 8 company-owned locations in the Portland, Oregon area.

We plan to accelerate expansion of our better burger business through a combination of company-owned stores, franchising and partnerships primarily in the United States. Within the Burger group, we plan to focus the majority of our resources on growing Little Big Burger, where we are realizing industry-leading margins and returns on capital from our current store locations. We are also considering opportunities to expand the better burger business internationally, primarily focusing on those regions where we operate Hooters restaurants to leverage our local infrastructure and management teams across multiple brands. For our BGR and American Burger Company brands, we intend to open new stores in 2017, albeit at a slower pace than for our Little Big Burger Brand.

Just Fresh Fast Casual

We operate Just Fresh, our healthier eating fast casual concept with 7 company owned locations in Charlotte, North Carolina. Just Fresh offers fresh-squeezed juices, gourmet coffee, fresh-baked goods and premium-quality, made-to-order sandwiches, salads and soups. We currently hold a 56% controlling interest in Just Fresh.

Our plans for Just Fresh include maximizing cash flow from our current locations while we evaluate the optimal growth strategy for the brand. As we have allocated the majority of our current internal and financial resources on growing Little Big Burger, we do not anticipate opening new Just Fresh locations in the near term. However, we believe the Just Fresh tradename and operating model provides significant untapped potential for future growth as a company or franchise model and intend to formalize the longer-term growth strategy for this brand over the coming year.

Hooters Full Service

Hooters restaurants are casual beach-themed establishments featuring music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads, and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls.

We own and operate 9 Hooters full service restaurants in the United States, South Africa, and the United Kingdom. Chanticleer started initially as an investor in Hooters of America and, subsequently evolved into a franchisee operator. We continue to hold a minority investment stake in Hooters of America and operate Hooters restaurants in our regions. However, we do not currently intend to invest in growing the Hooters segment and instead plan to utilize the cash flows from this segment to support growth in our other fast casual brands.

Restaurant Geographic Locations

United States

We currently operate ABC, BGR and LBB restaurants in the United States as our Better Burger Group. ABC is located in North Carolina, South Carolina and New York. BGR operates company restaurants in the mid-Atlantic region of the United States, as well as franchise locations in the US and internationally. LBB operates in the Portland and Eugene, Oregon areas.

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We operate Just Fresh restaurants in the Charlotte, North Carolina area.

We operate Hooters restaurants in Tacoma, Washington and Portland, Oregon (“Hooters Pacific NW”). We also operate gaming machines in Portland, Oregon under license from the Oregon Lottery Commission.

South Africa

We currently own and operate 6 Hooters locations in South Africa: Durban, Pretoria, Port Elizabeth and Johannesburg (3 locations).

Europe

We currently own 100% of West End Wings, Ltd, the entity that holds the franchise rights and operates the Hooters restaurant in Nottingham, England (“Hooters Nottingham”).

Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226. Our telephone number is (704) 366-5122. Our corporate website is www.chanticleerholdings.com. Information contained in or accessible through our website is not part of this prospectus supplement. Our transfer agent is Securities Transfer Corp., telephone (469) 633-0101.

The Offering

Common stock offered by us pursuant to this prospectus supplement	403,214 shares

Purchase price	$3.50 per share

Common stock to be outstanding after this offering	3,632,180

Use of proceeds	We intend to use the net proceeds from this offering to fund growth and construction of new stores in the Company’s pipeline. See “Use of Proceeds” on page S-7.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

NASDAQ Capital Market Trading symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “BURG”.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our securities.

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The above table is based on 3,228,966 shares outstanding, as of April 28, 2018 does not include, as of that date:

●	297,322 shares of our common stock reserved for issuance in connection with future awards under our 2014 Stock Incentive Plan;

●	2,262,615 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants;

●	66,667 shares of our common stock issuable upon conversion of outstanding notes payable; and

●	109,733 shares of our common stock issued subsequent to December 31, 2017 to service providers, warrant exercise and to holders of preferred units.

To the extent that any outstanding warrants are exercised, outstanding notes are converted, new options are issued under our 2014 Stock Incentive Plan, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investor.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,364,000, after deducting placement agent fees and estimated offering expenses payable by us.

Proceeds from the offering will provide capital to fund growth and construction of new stores in the company’s pipeline. Our management will have discretion and flexibility in applying the net proceeds from this offering for this purpose.

DESCRIPTION OF SECURITIES

In this offering, we are offering up to 403,214 shares of common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description Common Stock” starting on page 8 of the accompanying prospectus.

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DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2017 was $ (7,055,654) or $ (2.32) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of 403,214 shares of our common stock in this offering at the offering price of $3.50 per share, and after deducting $61,000 of estimated offering expenses payable by us, our net tangible book value as of December 31, 2017 would have been approximately $ (5,705,654), or $ (1.65) per share of common stock. This amount represents an immediate increase in net tangible book value of $0.67 per share to existing stockholders and an immediate dilution of $5.15 per share to purchaser in this offering.

The following table illustrates the dilution:

Offering price per share		$3.50
Net tangible book value per share as of December 31, 2017	$(2.32)
Increase in net tangible book value per share attributable to this offering	$0.67
Pro forma net tangible book value per share after giving effect to this offering		$(1.65)
Dilution in net tangible book value per share to new investors		$5.15

The above table is based on 3,045,809 shares outstanding, as of December 31, 2017 does not include, as of that date:

●	297,322 shares of our common stock reserved for issuance in connection with future awards under our 2014 Stock Incentive Plan;

●	2,262,615 shares of our common stock that have been reserved for issuance upon exercise of outstanding warrants;

●	66,667 shares of our common stock issuable upon conversion of outstanding notes payable; and

●	109,733 shares of our common stock issued subsequent to December 31, 2017 to service providers, warrant exercise and to holders of preferred units.

To the extent that any outstanding warrants are exercised, outstanding notes are converted, new options are issued under our 2014 Stock Incentive Plan, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investor.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with institutional and accredited investors pursuant to which, subject to certain conditions, we will sell to the investors 403,214 shares of common stock. Oak Ridge Financial Services Group, Inc. has entered into an engagement agreement with us in which they have agreed to act as placement agent in connection with the offering. The placement agent has no obligation to buy any of the shares from us, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We may not sell the entire amount of our shares offered pursuant to this prospectus supplement.

The placement agent will be entitled to a cash fee of 7% of the gross subscription proceeds of this offering paid to us at closing from 150,071 shares. The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the securities, assuming the purchase of all of the shares we are offering.:

We negotiated the price for the shares offered in this offering with the purchaser(s). The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

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We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

LEGAL MATTERS

The validity of the rights and the shares of common stock offered have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California. Libertas Law Group, Inc. currently holds 18,500 shares of the Company’s common stock.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2017 and 2016 incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes in the Company’s affairs since its fiscal year ended December 31, 2017 that have not been described in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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PROSPECTUS

CHANTICLEER HOLDINGS, INC.

$15,000,000

Common Stock, Warrants, Units and Rights

and

2,217,000 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, warrants, units or rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $15,000,000.

This prospectus also covers the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 2,217,000 shares of our common stock, including 717,000 shares issuable upon exercise of outstanding warrants and 1,000,000 shares issuable upon conversion of outstanding notes. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. We may receive up to $1,792,500 upon the exercise of the outstanding warrants.

Shares of our common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “HOTR”. On June 1, 2015, the closing sales price for our common stock was $3.54 per share.

By means of this prospectus, we are offering $15,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of June 1, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $40,998,910, which was calculated based on 11,581,613 shares of outstanding common stock held by non-affiliates and on a price per share of $3.54, the closing price of our common stock on June 1, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-4 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before investing.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus and the selling shareholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer and sell. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, “Chanticleer,” “Company,” “we,” “us” and “our” refer to Chanticleer Holdings, Inc. and its consolidated subsidiaries, and “selling shareholders” and “selling shareholder” refer to one or more selling shareholders identified in the “Selling Shareholders” section of this prospectus. References to “securities” include any security that we or the selling shareholders might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015 and amended April 30, 2015;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 20, 2015;

●	our Current Reports on Form 8-K dated April 24, 2015, May 21, 2015 and June 1, 2015;

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of our 2014 fiscal year;

●	the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-178307) filed with the SEC on December 2, 2011, and subsequently amended on December 8, 2011, February 3, 2012, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and June 19, 2012.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

Our Internet address is www.chanticleerholdings.com and the URL where incorporated reports and other reports may be accessed is http://ir.stockpr.com/chanticleerholdings/all-sec-filings.

The reports incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the reports and documents that are incorporated by reference, including exhibits to such reports and documents, in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Chanticleer Holdings, Inc.

Investor Relations

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(704) 366-5122

ir@chanticleerholdings.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would” ,“approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

●	Operating losses continuing for the foreseeable future; we may never be profitable;

●	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

●	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

●	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

●	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

●	Our business depends on our relationship with Hooters;

●	We do not have full operational control over the businesses of our franchise partners;

●	Failure by Hooters to protect its intellectual property rights, including its brand image;

●	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

●	Increases in costs, including food, labor and energy prices;

●	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

●	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;

●	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

●	Our food service business and the restaurant industry are subject to extensive government regulation;

●	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;

●	Inherent risk in foreign operations;

●	We may not attain our target development goals and aggressive development could cannibalize existing sales;

●	Current conditions in the global financial markets and the distressed economy;

●	A decline in market share or failure to achieve growth;

●	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;

●	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;

●	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and

●	Adverse effects on our operations resulting from certain geo-political or other events.

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Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section set forth in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Part II, Item IA of our Form 10Q for the quarterly period ended March 31, 2015) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

THE COMPANY

The Company

Chanticleer Holdings, Inc. (“Chanticleer” or the “Company”) was organized in October 1999, under the laws of the State of Delaware, using the original name, Tulvine Systems, Inc. The Company previously had limited operations and was considered a development stage company until July 2005. In May 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

Our Business

The Company is in the business of owning, operating and franchising fast casual dining concepts domestically and internationally.

Restaurant Brands

Hooters

Hooters restaurants are casual beach-themed establishments that feature music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls. The menu of each location can vary with the local tastes. Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with 430 Hooters restaurants in more than 28 countries.

Chanticleer currently owns, in whole or part, the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary, Poland, Brazil, Australia and the United Kingdom. The Company currently owns and operates in whole or part of thirteen Hooters restaurants: Pretoria, Durban and Johannesburg (three restaurants with our most recent being Ruimsig) in South Africa; Campbelltown, Parramatta, Penrith and Surfers Paradise in Australia; Budapest in Hungary; Nottingham in the United Kingdom; Tacoma, Washington; and Portland, Oregon.

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We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target. We are focused on expanding our Hooters operations in the following areas: United Kingdom, South Africa, Brazil, Hungary, Poland and Australia. We may also expand in the United States if the opportunity presents itself.

American Burger Company

In September 2013, we acquired all of the outstanding shares of American Roadside Burgers, Inc., which we are operating under the brand name American Burger Company (“ABC”). ABC focuses on American food menu offerings, which include its signature burgers, turkey and veggie burgers, chicken sandwiches, wings, a variety of salads, and homemade milkshakes. ABC is a fast casual concept, with a warm and relaxing atmosphere and a strong focus on customer service. Each restaurant features a nostalgic “Made in America” feel with sustainable features throughout, including reclaimed barn siding on the walls and floors and chairs made from recycled materials. The first ABC location opened in 2006 in Smithtown, New York, and it has expanded to two locations in Charlotte, North Carolina, one location in Columbia, South Carolina and one location in Greenville, South Carolina. On September 9, 2014, the Company acquired The Burger Company in Charlotte, North Carolina, an award winning casual burger joint in the fast growing better-burger space, which is an integral step in the Company’s strategic growth plan to take the better-burger category into its international markets.

Just Fresh

In November 2013, we acquired a majority (51%) interest in each of JF Restaurants, LLC, and JF Franchising Systems, LLC, owners of Just Fresh, a Charlotte, North Carolina-based casual dining concept. Just Fresh opened its first café in 1993 and has expanded to seven restaurants in the Charlotte, North Carolina area. The menu consists of fresh, health-conscious items such as salads, wraps, sandwiches, soups, freshly baked items, and smoothies. In December 2013, we acquired an additional five percent (5%) interest in each of JF Restaurants, LLC and JF Franchising Systems, LLC, bringing our total ownership to 56% of each entity as of December 31, 2014. In November 2014, we opened our latest Just Fresh location in the Ballantyne Corporate Place in Charlotte, North Carolina.

Recent Restaurant Acquisitions

On March 15, 2015, the Company purchased the assets of BGR Holdings, LLC, through a wholly owned subsidiary of the Company. Our subsidiary acquired substantially all of the assets of BGR, including the ownership interests of a franchising subsidiary, an operating subsidiary and various restaurant locations engaged in the fast casual hamburger restaurant business under the name “BGR The Burger Joint” in Maryland, Virginia, and Washington DC. BGR operated 9 company-owned stores and 11 franchisee-owned stores at the time of acquisition. Post-acquisition, BGR recently opened an additional franchise–owned store, its second international franchise located in Kuwait.

On March 31, 2015, the Company entered into an Asset Purchase Agreement with BT’s Burgerjoint Management, LLC, a fast casual hamburger concept with several restaurants in the Charlotte and Asheville, North Carolina markets. On May 29, 2015, the parties entered into Amendment No. 1 to the Asset Purchase Agreement, extending the closing date to July 3, 2015. The closing is subject to satisfaction of various closing conditions. Pursuant to the terms of the Asset Purchase Agreement, the Company is acquiring substantially all of the assets, including ownership interests of a franchising subsidiary, an operating subsidiary and four restaurant locations engaged in the fast casual hamburger restaurant business under the name “BT’s Burger Joint”.

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section titled “Risk Factors”.

Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226. Our telephone number is (704) 366-5122. Our corporate website is www.chanticleerholdings.com. Information contained in or accessible through our website is not part of this prospectus. Our transfer agent is Securities Transfer Corp., telephone (469) 633-0101.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale. We may however receive up to $1,792,500 from the exercise of outstanding warrants by selling shareholders.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that Chanticleer or certain selling shareholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws and to the applicable provisions of Delaware law.

We are authorized to issue 45,000,000 shares of common stock, $0.0001 par value. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of common stock may elect all directors. Holders of common stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “Interested Stockholder” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws, which could delay, defer or prevent a change in control.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds or otherwise as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of warrants, and shares of common stock or any combination of such securities.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Chanticleer, the trustees, the warrant agents, the unit agents or any other agent of Chanticleer, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SECURITIES HELD BY SELLING SECURITY HOLDERS

On February 11, 2015, the Company executed a Securities Purchase Agreement with an accredited investor whereby it agreed to issue and sell an initial note in the amount of $200,000 with an initial warrant with a five-year term to purchase 80,000 shares of common stock at an exercise price of $2.50 per share. The initial note was convertible into shares of the Company’s common stock at an exercise price of $2.00 per share. On March 13, 2015, the Company conducted a subsequent closing with respect to the Securities Purchase Agreement. At the subsequent closing, the Company cancelled the initial note issued on February 11, 2015 in the amount of $200,000 and issued an Amended and Restated Note with an aggregate principal amount of $1,000,000 and a subsequent warrant with a five-year term to purchase 320,000 shares. The Amended and Restated Note is convertible into shares of the Company’s common stock at an exercise price of $2.00 per share and the subsequent warrant may be exercised at an exercise price of $2.50 per share. The shares of common stock underlying the Amended and Restated Note and initial and subsequent warrants are subject to a Registration Rights Agreement dated as of February 11, 2015 by and between the Company and the investor.

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Pursuant to the terms of the Amended and Restated Note and initial and subsequent warrants, the investor may not exercise such securities if such exercise would result in the investor beneficially owning in excess of 4.99% of the Company’s then issued and outstanding common stock. The investor may, however, increase or decrease this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase or decrease this limitation.

In January 2015, the Company issued convertible promissory notes for an aggregate of $1,000,000. The notes accrue interest at 8% per annum until the date the notes are converted. The notes are convertible into the Company’s common stock at 85% of the average of the lowest three closing trading prices over ten days prior the conversion date. The conversion price is subject to a floor of $1.00 per share and a ceiling of $2.00. If not converted, the notes mature three years from the issuance date. The holders may demand payment in full after one year from the issuance date. The Company also issued warrants to purchase 317,000 shares of common stock, exercisable at $2.50 per share for a period of up to 5 years from the notes’ original issuance dates.

SELLING SHAREHOLDERS

An aggregate of 2,217,000 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. None of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. To our knowledge, none of the selling shareholders is a broker-dealer and/or affiliated with a broker-dealer.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 12,321,330 shares of our common stock issued and outstanding as of June 1, 2015.

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For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percent of Shares Owned After Offering

At Media Corp. (1)	180,000	180,000	0	0
Aton Select Fund LTD (2)	720,000	720,000	0	0
Ripley Revocable Trust UAD November 10, 2011(3)	330,652	330,652	0	0
Adam Shapiro	125,332	125,332	0	0
Charles W. and Cheri L. Bass, as tenants-by-the-entireties	6,516	6,516	0	0
Ryan E. Kress	18,375	16,875	1,500	*
Stephen Y. Schwanz	20,625	20,625	0	0
Robn Smith (4)	6,853	5,000	1,863	*
Aracle Management, LLC (5)	28,000	28,000	0	0
Aracle SPF I, LLC (6)	18,750	18,750	0	0
Joshua S. Lev (7)	80,750	34,000	0	0
Michael Nimaroff (8)	37,500	37,500	0	0
Brio Capital Master Fund Ltd. (9)	281,250	281,250	0	0
Arthur M. Luxenberg (10)	82,410	75,000	7,410	*
Vista Capital Investments, LLC (11)	37,500	37,500	0	0
Jack Zwick (12)	37,500	37,500	0	0
Burton Weinstein (13)	37,500	37,500	0	0
Arlene Renee Seaton (14)	37,500	37,500	0	0
Lincoln Park Capital Fund, LLC (15)	150,000	150,000	0	0
Harry Newton (16)	37,500	37,500	0	0

* Less than 1%

(1) Consists of 80,000 shares underlying exercisable warrants and 100,000 shares underlying convertible Amended and Restated Note. Carl Caserta and Alessandro Dubini exercise voting and dispositive control over these shares.

(2) Consists of 320,000 shares underlying exercisable warrants and 400,000 shares underlying convertible Amended and Restated Note. David Danes exercises voting and dispositive control over these shares.

(3) John F. Ripley, as Trustee, exercises voting and dispositive control over these shares.

(4) Consists of 6,583 shares underlying exercisable warrants.

(5) Consists of 28,000 shares of common stock underlying exercisable warrants. Mark I. Lev and Joshua S. Lev, the principals and managers of Aracle Management, LLC, are deemed to be the beneficial owners of the shares. Mark I. Lev and Joshua S. Lev have shared voting and dispositive control over these shares.

(6) Consists of 6,250 shares underlying exercisable warrants and 12,500 shares underlying convertible note. Aracle SPF I, LLC is managed and controlled by Aracle Management, LLC. Mark I. Lev and Joshua S. Lev, the principals and managers of Aracle Management, LLC, are deemed to be the beneficial owners of the shares. Mark I. Lev and Joshua S. Lev have shared voting and dispositive control over these shares.

(7) Shares to be sold consist of 34,000 shares underlying exercisable warrants. As principal and co-manager of Aracle Management, LLC, Joshua S Lev is deemed to beneficially own additional 46,750 shares held and also offered under this prospectus by Aracle Management, LLC and Aracle SPF I, LLC.

(8) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(9) Consists of 93,750 shares underlying exercisable warrants and 187,500 shares underlying convertible note. Shaye Hirsch exercises voting and dispositive control over these shares.

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(10) Includes 3,705 shares, 28,705 shares underlying exercisable warrants and 50,000 shares underlying convertible note. Shares being offered consist of 25,000 shares underlying exercisable warrants and 50,000 shares underlying convertible note.

(11) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note. David Clark exercises voting and dispositive control over these shares.

(12) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(13) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(14) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(15) Consists of 50,000 shares underlying exercisable warrants and 100,000 shares underlying convertible note. Joshua Scheinfeld and Jonothan Cope, the principals of Lincoln Park Capital Fund, LLC, are deemed to be the beneficial owners of the shares. Messrs. Scheinfeld and Cope have shared voting and dispositive control over the shares.

(16) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

PLAN OF DISTRIBUTION

We and/or the selling shareholders, if applicable, may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser (including block transactions);

●	through agents; or

●	an offering of shares by way of a distribution to shareholders, partners or members.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account(s) and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

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Broker-dealers engaged by us or the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock by the selling shareholders.

As used herein, “selling shareholders” includes donees, pledgees, distributees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

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Underwriters and agents may be entitled under agreements entered into with us and/or the selling shareholders, if applicable, to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the Nasdaq Capital Market. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2014 and 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

On May 29, 2015, the Company, BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC entered into Amendment No. 1 to the Asset Purchase Agreement dated March 31, 2015, extending the proposed closing date of the acquisition transaction to July 3, 2015. There have been no other material changes in the Company’s affairs since its fiscal year ended December 31, 2014 that have not been described in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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CHANTICLEER HOLDINGS, INC.

403,214 Shares of Common Stock

Prospectus supplement dated May 8, 2018